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                                                                     EXHIBIT 5.1


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Deloitte & Touche LLP
P.O. Box 49279
Four Bentall Centre
2800 - 1055 Dunsmuir Street
Vancouver, British Columbia
V7X 1P4

                                                        [DELOITTE & TOUCHE LOGO]
Tel: (604) 669 4466
Fax: (604) 685 0395
www.deloitte.ca

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Pan American Silver Corp. on Amendment No.1 to Form F-10 of our report addressed to the Directors of the Company dated February 20, 2003, except for
Note 9, which is at March 7, 2003 for the year ended December 31, 2002 and to the reference to us under the heading "Auditors, Transfer Agent and Registrar" and "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

CHARTERED ACCOUNTANTS
Vancouver, British Columbia, Canada
July 18, 2003